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                                                                    Exhibit 99.1

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 NAVISITE, INC.

                                       AND

                           LEXINGTON ACQUISITION CORP.

                            (collectively, "Seller")

                                       AND

                             NAVINT CONSULTING, LLC

                                    ("Buyer")

                                  July 29, 2005

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                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of July 29, 2005 by and among Navint Consulting, LLC, a New York limited liability company ("Buyer"), and NaviSite, Inc., a Delaware corporation ("NaviSite"), and Lexington Acquisition Corp., a Delaware corporation ("Lexington," and collectively with NaviSite, "Seller"). Seller and Buyer are sometimes referred to together herein as the "Parties."

                                  INTRODUCTION

      WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, Seller's assets and operations which are used in or relate to Seller's business of marketing and selling Microsoft Business Solutions products and related services (the "MBS Business") upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I.

                                 ASSET PURCHASE

      1.1 Purchase and Sale of Assets; Assumption of Liabilities.

            (a) Assignment and Assumption.

                  (i) Transfer of Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to substantially all of Seller's assets and business of every kind, nature, character and description, tangible and intangible, wherever located, which relate solely to the MBS Business, as are listed on Exhibit A hereto (collectively, the "Acquired Assets"), provided that the Acquired Assets shall not include contracts entered into by customers of the MBS Business solely for hosting and/or hosting support services. Exhibit A shall also include a list of the computers to be transferred by Seller to Buyer in accordance with the terms of that certain Transition Services Agreement (defined herein) to be entered into between Buyer and NaviSite at the Closing (defined herein). The Acquired Assets shall be free and clear of all liens, security interests, encumbrances, charges and restrictions of any kind and nature (collectively, "Liens"). In no event shall Buyer acquire any assets from Seller which are not listed on Exhibit A hereto, provided, however, that Seller is hereby selling,

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      conveying, assigning and transferring to Buyer all of the customers and related customer contracts included in the MBS Business, whether or not such customer and/or related customer contract appears on Exhibit A hereto. Notwithstanding any representation, warranty, agreement or covenant set forth in this Agreement, Buyer and Seller hereby agree and acknowledge that Seller is not transferring, assigning, selling or conveying to Buyer, and the Acquired Assets shall not include, the Microsoft Business Solutions North American Partner Agreement between Microsoft Business Solutions Corporation and Surebridge, Inc. (the predecessor in interest to Lexington) dated on or about April 7, 2003, any all amendments thereto.

                  (ii) Assumed Liabilities. Buyer shall not assume nor shall it be liable for any debts, claims, contracts, liabilities or obligations of any kind, nature, character and description (collectively, "Liabilities"), of Seller, other than certain Liabilities of Seller relating solely to the MBS Business, as set forth on Exhibit B (collectively, the "Assumed Liabilities"). Buyer shall assume and become responsible for, and shall pay, perform and discharge when due, and shall indemnify Seller against and hold Seller harmless from all of the Assumed Liabilities in accordance with the provisions of Section 6.3. In no event shall Buyer assume any Liabilities of Seller's which are not listed on Exhibit B hereto. Seller shall indemnify Buyer against and hold Buyer harmless from all of Seller's Liabilities, other than the Assumed Liabilities, in accordance with the provisions of Section 6.2.

            (b) Instruments of Conveyance and Transfer. On the Closing Date, Seller shall:

                  (i) deliver or cause to be delivered to Buyer:

                     (A) a Bill of Sale in substantially the form attached hereto as Exhibit C (the "Bill of Sale"), and

                     (B) such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of Seller to vest in Buyer all right, title and interest of Seller in and to the Acquired Assets, free and clear of all Liens; and

                  (ii) make available to Buyer in Andover, Massachusetts all of the books, records, files and other data (or copies thereof) within the possession of Seller which relate to the Acquired Assets and the Assumed Liabilities and are reasonably necessary for the continued operation of the MBS Business by Buyer, each of which is identified on Schedule 1.1(b)(ii) hereof.

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            (c) Instruments of Assumption. On the Closing Date, Buyer and Seller
shall execute and deliver an Instrument of Assignment and Assumption of Liabilities in substantially the form attached hereto as Exhibit D (the "Instrument of Assumption of Liabilities").

      1.2 Purchase Price and Related Matters.

            (a) Purchase Price. In consideration for the sale, conveyance, assignment and transfer of the Acquired Assets, and subject to the terms and conditions of this Agreement, Buyer shall, on the Closing Date, assume the Assumed Liabilities and shall transfer and pay to Seller $3,500,000, subject to adjustment as set forth in this Section 1.2 (the "Purchase Price"), by wire transfer of immediately available funds to an account designated by Seller.

            (b) Closing Date Purchase Price Adjustments. At the Closing, the Purchase Price and the amount payable pursuant to Section 1.2(a) shall be reduced as follows:

               (i) The Purchase Price shall be reduced by an amount equal to the aggregate amount of customer deposits and prepayments received by Seller prior to the closing for (A) license or maintenance fees for periods after the Closing Date (to the extent relating to multi-year renewals occurring prior to the Closing) including, without limitation, prepaid multi-year Microsoft maintenance renewals for KraftPower and Merchants, or (B) services that will be performed by Buyer after the Closing as part of the Assumed Liabilities including, without limitation, a pro-rated share of prepaid application management support agreements for on-premises customers, all as set forth in Schedule 1.2(b)(i) (collectively, "Customer Prepayments").

               (ii) The Purchase Price shall be reduced by an amount equal to $55,000, which represents the estimated number of Unpaid Service Hours (1,000) multiplied by the agreed upon reimbursement rate of $55.00 per hour. For purposes of this Agreement, "Unpaid Service Hours" means all hours of service to be provided by Buyer after the Closing Date as part of the Assumed Liabilities and for which Buyer shall not be entitled to payment from the applicable clients thereunder. Buyer and Seller hereby agree that the number of Unpaid Service Hours has been estimated by Seller to be approximately 1,000 and that such number is only an estimate. To the extent the Unpaid Service Hours are greater than or less than 1,000, Buyer and Seller hereby agree that neither party shall be entitled to any additional increase or reduction of the Purchase Price, to reimbursement, to indemnification or to any other adjustment as a result of such Unpaid Service Hours being greater than or less than 1,000. Schedule 1.2(b)(ii) sets forth a description of the Unpaid Service Hours as of the date hereof, including the names of the clients for which the Unpaid Service Hours are to be performed, together with an estimate of the number of Unpaid Services Hours for each client. To the extent Schedule 1.2(b)(ii) omits any client for which the Unpaid Service Hours are to be performed as of the date hereof, Buyer shall

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not be entitled to any reimbursement, Purchase Price reduction or indemnification as a result of such omission.

               (iii) The Purchase Price shall be reduced by an amount equal to $10,000, representing a portion of the increase in annual compensation that Seller agreed to pay to an MBS Business Employee (defined herein) prior to the Closing.

               (iv) The Purchase Price shall be reduced by an amount equal to the value, as of the Closing Date, of the Accepted Accrued Vacation (as defined in Section 8.4).

            (c) Accounts Receivable.

               (i) Exhibit A includes a list of Seller's MBS Business-related accounts receivable, if any (as determined by Buyer in Buyer's sole discretion), that are included in the Acquired Assets (the "Included Accounts Receivable"), and the estimated balances of the Included Accounts Receivable as of the Closing Date (collectively, the "Estimated Receivable Balance"). On the Closing Date, the Purchase Price shall be increased by an amount equal to the Estimated Receivable Balance.

               (ii) Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer a true, correct and complete list and aging schedule of the Included Accounts Receivable as of the Closing Date, as adjusted to reflect any billings made to, and collections received by, Seller from the clients whose accounts are included in the Included Accounts Receivable (the "Closing Date Included Receivable List"). The aggregate adjusted balances set forth in the Closing Date Included Receivable List shall represent the "Actual Receivable Balance." No later than three (3) days after its receipt of the Closing Date Included Receivable List, (A) Buyer shall pay to Seller the amount by which the Actual Receivable Balance exceeds the Estimated Receivable Balance; or (B) Seller shall pay to Buyer the amount by which the Estimated Receivable Balance exceeds the Actual Receivable Balance, as applicable.

               (iii) During the 90 day period following the Closing Date (the "Collection Period"), Buyer shall use commercially reasonable efforts (consistent with its ordinary collection practices) to collect the Included Accounts Receivable (but Buyer shall not be obligated to bring collection actions to collect any of the Included Accounts Receivable from an account debtor). If, during the Collection Period, Seller receives any payment with respect to any Included Accounts Receivable, it shall promptly remit such payment to Buyer.

               (iv) If any of the Included Accounts Receivable are not collected during the Collection Period then, within ten (10) days after the expiration of the Collection Period, (A) Seller shall pay to Buyer the aggregate amount of all Included Accounts Receivable that were not collected during the Collection Period (the "Uncollected

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Receivables"), and (B) Buyer shall assign, without recourse or additional consideraton, to Seller all Uncollected Receivables, and Seller shall thereafter be entitled to take reasonable actions to collect, for Seller's benefit, such Uncollected Receivables. If, following such assignment to Seller, Buyer receives any payment with respect to the Uncollected Receivables, it shall promptly remit such payment to Seller.

               (v) Any amount to be paid by Buyer or Seller after the Closing Date under this Section 1.2(c) shall be paid with interest for the period commencing ten (10) days after the date such payment was due through the date of payment, calculated at the rate of 12 percent per annum.

      1.3 The Closing.

            (a) Time and Location. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Browne Rosedale & Lanouette LLP in Boston, Massachusetts, commencing at 5:00 p.m., local time, on July 29, 2005, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied in full or waived by such date, on such mutually agreeable later date as soon as practicable after the date on which all such conditions to the obligations of the Parties to consummate the transactions contemplated hereby first become susceptible of being satisfied or waived (the "Closing Date").

            (b) Actions at the Closing. At the Closing:

                  (i) Seller shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

                  (ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

                  (iii) Seller shall deliver (or cause to be delivered) to Buyer an executed Bill of Sale and such other instruments of conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets free of all Liens;

                  (iv) Buyer and Seller shall execute and deliver the Instrument of Assumption of Liabilities;

                  (v) Buyer and Seller shall execute and deliver the Hosting Agreement (defined herein) in accordance with Section 8.9.

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                  (vi) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds into an account designated by Seller;

                  (vii) Seller shall deliver to Buyer, or otherwise make available to Buyer or put Buyer in possession and control of, all of the Acquired Assets of a tangible nature;

                  (viii) Seller and Buyer shall deliver a mutually agreeable Transition Services Agreement in the form attached hereto as Exhibit E (the "Transition Services Agreement"); and

                  (ix) Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

                                   ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as set forth in the disclosure schedules attached hereto, Seller represents and warrants to Buyer as of the date hereof as follows:

      2.1 Organization, Qualification and Corporate Power. Each of NaviSite and Lexington is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where required in connection with the MBS Business due to the character of the properties owned, leased or operated by it or the nature of its activities (except for any such failure to be qualified that would not be expected to have a Business Material Adverse Effect), which jurisdictions are identified in Schedule 2.1. For purposes of this Agreement, "Business Material Adverse Effect" means any change, effect or circumstance that, individually or in the aggregate, (a) is materially adverse to the assets, business, financial condition or results of operations of the MBS Business, or (b) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) primarily arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

      2.2 Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming

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this Agreement constitutes the valid and binding agreement of Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

      2.3 Non-contravention. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will:

            (a) conflict with or result in a breach of any provision of Seller's Certificate of Incorporation or By-laws, each as amended to date;

            (b) except as set forth in Schedule 5.1(a), require on the part of Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") or other individual, partnership, corporation, trust, unincorporated organization or other entity ("Person");

            (c) to Seller's knowledge, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement relating to the MBS Business or to which the Acquired Assets are subject; or

            (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the MBS Business or any of the Acquired Assets.

      2.4 Included Accounts Receivable. Attached hereto as Schedule 2.4 is a true, correct and complete schedule of the Included Accounts Receivable (the "Included Accounts Receivable Schedule"), which schedule was prepared in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP") and fairly presents in all material respects the accounts receivable that are included in the Acquired Assets (as determined by Buyer in its sole discretion). All the Included Accounts Receivable listed on the Included Accounts Receivable Schedule have arisen from bona fide transactions in the ordinary course of business consistent with past practice.

      2.5 Title to Acquired Assets. Seller has, and shall transfer to Buyer at the Closing, good title to all of the Acquired Assets, free and clear of all Liens.

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      2.6 Contracts. Seller has made available to Buyer a correct and complete copy of each agreement, instrument and document (as amended to date) listed on Exhibit A hereto (the "Assumed Contracts"), to the extent such Assumed Contract is in Seller's possession. Each of the Assumed Contracts is legal, valid and binding, in full force and effect and, except for obtaining any consents, waivers or approvals or giving any notice listed in Schedule 5.1(a), is fully assignable to and assumable by Buyer, so that immediately after the Closing Buyer will be entitled to the full benefits thereof. There has not been under any such Assumed Contract (i) any default by Seller (or any event which, after notice or lapse of time, or both, would constitute any such default or result in a right to accelerate against or a loss of rights by Seller) or (ii) to Seller's knowledge, any default by any other party thereto (or any event which, after notice or lapse of time, or both, would constitute any such default).

      2.7 Litigation. Except as set forth in Schedule 2.7, there is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Seller's knowledge, threatened in writing, in each case against or affecting the Acquired Assets or the MBS Business. Except as set forth in Schedule 2.7, there is no judgment, decree, injunction, rule or order of any court, Governmental Entity, instrumentality or arbitrator outstanding against or affecting the Acquired Assets or the MBS Business. Seller is not in default with respect to any order, injunction or decree of any court or Governmental Entity with respect to the Acquired Assets or the MBS Business, and no such order, injunction or decree is now in effect which restrains the operations or the use of the Acquired Assets or the MBS Business.

      2.8 Legal Compliance. Seller is in compliance, in all material respects, with all laws, rules, ordinances, orders and regulations of any federal, state or foreign government, or any Governmental Entity currently in effect which are applicable to the MBS Business or the Acquired Assets. Seller has not received written or, to Seller's knowledge, oral notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the MBS Business or the Acquired Assets alleging any failure to so comply.

      2.9 Permits. Seller has obtained from applicable Governmental Entities or other Persons all franchises, permits, licenses, and authorizations and other documents necessary for Seller to own, use and transfer the Acquired Assets and to operate the MBS Business, all of which are set forth in Schedule 2.9 (collectively, the "Permits"). All of the Permits are in full force and effect, and Seller is not in violation of or default under any Permit.

      2.10 Labor Matters.

            (a) Schedule 2.10 sets forth the names, date of hire, the rate of compensation as of the date of this Agreement and the amount of accrued but unused vacation time as of

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the date of this Agreement (before giving effect to the provisions of Section
8.4(b)), and the business location of all current employees of Seller who perform services in connection with the MBS Business (collectively, "MBS Business Employees"). Except as set forth in Schedule 2.10, Seller has not entered into any employment agreement, consulting agreement or similar agreement with any MBS Business Employee. Seller has not entered into any collective bargaining agreement or other contract with any union, labor organization or other employee representative or group of employees representing the MBS Business Employees and no collective bargaining agreement is being negotiated on behalf of the MBS Business Employees. No work stoppage or labor strike by the MBS Business Employees against Seller is pending or, to Seller's knowledge, threatened in writing nor has there been any such action. To Seller's knowledge, Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to the MBS Business Employees.

            (b) Seller: (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, health and safety and wages and hours (including, but not limited to, the classification and/or treatment of employees as exempt or non-exempt), in each case, with respect to the MBS Business Employees, and Seller has not received any written or, to Seller's knowledge, oral notice of any violation of any such law, rule or regulation with respect to the MBS Business Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to the MBS Business Employees; and (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing in each case with respect to the MBS Business Employees.

            (c) Except as specified on Schedule 2.10, Seller is not, nor immediately after the Closing will be, liable for severance pay or any other payment of monies to any MBS Business Employee as a result of the execution of this Agreement or Seller's performance of its terms, or for any other reason in any way related to the consummation of the transactions contemplated hereby, including any change of ownership of the Acquired Assets or the MBS Business or any change of the employing entity of the MBS Business Employees.

            (d) Since January 1, 2004, (i) Seller has not effected a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility;
(ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller; (iii) Seller has not engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act; and (iv) none of Seller's employees has suffered an "employment loss" (as defined in the WARN Act) during the ninety (90) day period prior to the date of this Agreement.

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      2.11 Tax Matters. (a) All tax returns required to be filed with respect to
Seller's business have been filed on a timely basis (taking into account all applicable extensions); (b) other than amounts for any unpaid taxes of Seller that have been adequately accrued or reserved in accordance GAAP on Seller's most recent financial statements, all taxes required to be paid or withheld by Seller (whether or not shown in any tax return) have been timely paid in full and/or timely withheld and either have been duly and timely paid over to the appropriate tax authority or been properly set aside for such purpose and will be duly and timely paid to the appropriate tax authority; (c) all such filed tax returns were true, correct and complete in all material respects; (d) there are no Liens for taxes upon any of the Acquired Assets; (e) no federal, state, local or foreign audits are presently pending with regard to any taxes or tax returns of Seller; (f) Seller has not executed any waiver of the statute of limitations on or extending the period for the assessment of collection of any tax; and (g) Seller has no liability for unpaid taxes that has not been adequately accrued or reserved (in accordance with GAAP) on the most recent financial statements, and since the date of the most recent financial statements, Seller has incurred no liability for taxes other than in the ordinary course of business.

      2.12 Employee Benefit Matters.

            (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Benefit Arrangement" means all written or material unwritten employee benefit plans, employment agreements and severance plans or agreements currently maintained or contributed to by Seller or any ERISA Affiliate, for the benefit of employees or former employees of Seller or an ERISA Affiliate, including, without limitation, (1) any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (2) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (3) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, and (4) any employment agreement.

                  (ii) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code, Title I
      Part 6 of ERISA, and any similar state group health plan continuation law, together with all regulations and proposed regulations promulgated thereunder.

                  (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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                  (iv) "ERISA Affiliate" means any Person that is a member of a
      "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with Seller, as defined in Section 414 of the Internal Revenue Code of 1986, as amended.

            (b) Neither the Seller nor any ERISA Affiliate has ever contributed to, or had an obligation to contribute to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

            (c) With respect to the Benefit Arrangements, there is no liability whatsoever which the Buyer shall assume as part of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, there is no liability whatsoever regarding COBRA which Buyer shall assume as part of the transactions contemplated by this Agreement.

      2.13 Commissions. Seller has made all commission payments earned, due and payable to MBS Business Employees prior to the date hereof in accordance with the terms and conditions, including as to timing and amount of such payments, of the applicable sales compensation plan in place for such MBS Business Employees.

      2.14 Financial Information. Seller has provided Buyer with copies of financial information and records with respect to the MBS Business, the Acquired Assets and the Assumed Liabilities, including without limitation information regarding client accounts, billings and payments, all as identified on Schedule
2.14 (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects.

      2.15 Included Clients; Customer Prepayments.

            (a) Attached hereto as Schedule 2.15 is a true, correct and complete list of substantially all of Seller's clients with respect to the MBS Business (the "Included Clients"), together with the monthly revenue recognized by Seller from such Included Clients during Seller's 2004 fiscal year. Except as described in Schedule 2.15 and as described in Section 1.2(b)(ii) with respect to Unpaid Service Hours greater or less than 1,000, and except for the Assumed Liabilities, neither Seller nor Buyer will have any Liabilities that arose prior to the Closing Date for services to be performed for, or products to be provided to, the Included Clients after the Closing Date. To Seller's knowledge, no Included Client has threatened in writing to terminate its business relationship with Seller.

            (b) Except for the Customer Prepayments identified on Schedule 1.2(b)(i), Seller has not been paid any amounts, including any deposits, prepayments or partial payments, with respect to any services or products to be provided by Seller (or Buyer) after the Closing Date.

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      2.16 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.17 Material Misstatements or Omissions. No representation or warranty of Seller made in this Agreement or any Exhibit hereto, nor any Schedule, certificate or instrument furnished or to be furnished to Buyer by or on behalf of Seller pursuant to this Agreement, contains (or will contain when furnished) any untrue statement of a material fact.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as of the date hereof as follows:

      3.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

      3.2 Authorization of Transaction. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the other agreements referred to herein and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements referred to herein by Buyer and the performance by Buyer of this Agreement and its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding obligation of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

      3.3 Non-contravention. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will:

            (a) conflict with or violate any provision of the articles of organization or operating agreement of Buyer;

            (b) except as set forth on Schedule 5.2(a), require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person;

            (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject; or

            (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

      3.4 Broker's Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.5 Material Misstatements or Omissions. No representation or warranty of Buyer made in this Agreement or any Exhibit hereto, nor any Schedule, certificate or instrument furnished or to be furnished to Seller by or on behalf of Buyer pursuant to this Agreement, contains (or will contain when furnished) any untrue statement of a material fact.

                                   ARTICLE IV.

                            Intentionally left blank.

                                   ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

      5.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) of the following conditions:

            (a) Seller shall have obtained (or caused to be obtained) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices required to be obtained or provided by Seller in connection with the transactions contemplated by this Agreement, as listed on Schedule 5.1(a) hereto (including from Silicon Valley Bank);

            (b) the representations and warranties of Seller set forth in
Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, and (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date);

            (c) Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

            (d) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section
5.1 is satisfied in all respects;

            (e) Seller's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate action on the part of Seller, and Buyer shall have received a certificate from the Secretary of Seller certifying as to all such actions taken by Seller's Board of Directors, effecting the same;

            (f) Since June 10, 2004, Seller shall not have suffered a Business Material Adverse Effect with respect to the MBS Business;

            (g) Buyer shall have received all of the items required to be delivered to it pursuant to Section 1.3(b);

            (h) all actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer; and

            (i) Seller shall have paid to Microsoft Business Solutions all amounts owed by Seller to Microsoft Business Solutions through the Closing Date, and Buyer shall have received from Microsoft Business Solutions confirmation of receipt of such payment.

      5.2 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following conditions:

            (a) Buyer shall have obtained (or caused to be obtained) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the requisitions, filings and notices, required to be obtained or provided by Buyer in connection with the transactions contemplated by this Agreement, as listed on Schedule 5.2(a) hereto;

            (b) the representations and warranties of Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, and (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date);

            (c) Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

            (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section
5.2 is satisfied in all respects;

            (e) Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary limited liability company action on the part of Buyer, and Seller shall have received a duly certified copy of all actions taken by Buyer's principals effecting the same.

            (f) Seller shall have received all of the items required to be delivered to it pursuant to Section 1.3(b); and

            (g) all actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

                                   ARTICLE VI.
                                 INDEMNIFICATION

      6.1 Survival. Except as hereafter provided with respect to the representations and warranties contained in Section 2.5 (Title to Acquired Assets), Section 2.11 (Tax Matters) and Section 2.12 (Employee Benefit Matters), the representations and warranties contained in Articles II and III hereof shall survive the Closing Date until the 15 month anniversary of the Closing Date (the "Cut Off Date"), after which all such representations and warranties shall terminate and be of no further force or effect. Notwithstanding the foregoing, the representations and warranties contained in Section 2.5 (Title to Acquired Assets), Section 2.11 (Tax Matters) and Section 2.12 (Employee Benefit Matters) and all of the covenants of the parties set forth in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations relating to such representations, warranties or covenants. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

      6.2 Indemnification by Seller.

            (a) Subject to all of the terms and conditions of this Agreement including, without limitation, Section 6.1 and Section 6.2(b), Seller shall be responsible for, and hereby agrees to indemnify, defend and hold harmless Buyer and its members, managers, agents, successors and assigns (collectively, the "Buyer Indemnified Parties"), from and after the Closing Date, from, against and in respect of any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, "Losses"), incurred or paid by a Buyer Indemnified Party, which arise as a result of:

                  (i) any breach of any representation or warranty of Seller made in this Agreement; or

                  (ii) any breach or nonfulfillment of any covenant or agreement of Seller made in this Agreement; or

                  (iii) any Liability of Seller other than the Assumed Liabilities; or

                  (iv) except for Transfer Taxes payable by Buyer pursuant to
      Section 8.3, Seller's non-compliance with any applicable laws of any jurisdiction pertaining to "bulk transfers", including without limitation
      Section 1141(c) of Article 28 of the New York Tax Law (collectively, the "Buyer Damages").

            (b) Limitations. Subject to the provisions of Section 6.2(c), no claim for indemnification under Section 6.2(a) regarding a breach of representation or warranty (other than representations and warranties contained in Section 2.5 (Title to Acquired Assets), Section 2.11 (Tax Matters) and
Section 2.13 (Employee Benefit Matters), for which claims for indemnification may be asserted in writing by the Buyer Indemnified Parties until the expiration of the applicable statute of limitations) by Seller under this Agreement shall survive after the Cut Off Date unless such claim has been asserted in a writing in accordance with the terms (including as to the contents of such writing) set forth in Sections 6.4 and 6.5 (as applicable) delivered to Seller prior to such expiration date. Notwithstanding the provisions of Section 6.2(a) and except as expressly otherwise provided in Section 6.2(c), the aggregate liability of Seller for breaches of representations and warranties under Section 6.2(a) shall not exceed $1,750,000 in the aggregate (the "Cap").

            (c) Exceptions to Limitations. Notwithstanding anything in this Agreement to the contrary, the time limitations for indemnification set forth in
Section 6.1 and Section 6.2(b) and the Cap shall not apply to Buyer Damages resulting from (i) actual fraud or intentional breach of this Agreement by or on behalf of Seller, or (ii) the matters described in Section 6.2(a)(ii), Section 6.2(a)(iii) or Section 6.2(a)(iv), for which the Buyer Indemnified Parties shall be entitled to indemnification from Seller for such Buyer Damages for the entire amount of such Buyer Damages including amounts in excess of the Cap.

            (d) Adjustments. In determining the amount of any Buyer Damages for which Buyer is entitled to assert a claim for indemnification hereunder, the amount of any such Buyer Damages shall be determined after deducting therefrom the amount of any insurance proceeds and other third party recoveries received by Buyer in respect of such Buyer Damages. If Seller makes any indemnification payments to Buyer hereunder for Buyer Damages, and Buyer later receives insurance proceeds or other third party recoveries in respect of such Buyer Damages, Buyer shall immediately pay to Seller a sum equal to the lesser of (i) the actual amount of such insurance proceeds or other third parties recoveries, or (ii) the actual amount of the indemnification payment made by Seller to Buyer with respect to such Buyer Damages.

      6.3 Indemnification by Buyer.

            (a) Indemnification. Subject to all of the terms and conditions of this Agreement including, without limitation, Section 6.1 and Section 6.3(b), Buyer shall be responsible for, and hereby agrees to indemnify, defend and hold harmless Seller and its directors, officers, agents, successors and assigns (collectively, "Seller Indemnified Parties"), at all times from and after the Closing Date, from, against and in respect of any Losses incurred or paid by a Seller Indemnified Party, which arise as a result of:

                  (i) any breach of any representation or warranty of Buyer made in this Agreement; or

                  (ii) any breach or nonfulfillment of any covenant or agreement of Buyer made in this Agreement; or

                  (iii) any of the Assumed Liabilities (collectively, "Seller Damages").

            (b) Limitations. Notwithstanding any provision of Section 6.3(a), no claim for indemnification under Section 6.3(a) regarding a breach of representation or warranty by Buyer under this Agreement shall survive beyond the Cut Off Date unless such claim has been asserted in a writing in accordance with the terms (including as to the contents of such writing) set forth in Sections 6.4 and 6.5 (as applicable) delivered to Buyer prior to such Cut Off Date. The limitations in this Section 6.3(b) shall not apply to (i) actual fraud or intentional breach of this Agreement by or on behalf of Buyer, or (ii) the matters described in Section 6.3(a)(ii) or Section 6.3(a)(iii).

      6.4 Third Party Claims for Indemnification. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures:

            (a) A Person entitled to indemnification under this Article VI (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any claim, action, suit or proceeding, or any threat thereof, or any state of facts which the Indemnified Party determines will give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnified Party (a "Notice of Third Party Claim"). No failure to give a Notice of Third Party Claim shall affect, limit or reduce the indemnification obligations of an Indemnifying Party hereunder, except to the extent such failure actually prejudices such Indemnifying Party's ability successfully to defend the claim, action, suit or proceeding giving rise to the indemnification claim.

            (b) In the event that an Indemnified Party furnishes an Indemnifying Party with a Notice of Third Party Claim, then upon the written acknowledgment by the Indemnifying Party given to the Indemnified Party within 30 days of receipt of the Notice of Third Party Claim, stating that the Indemnifying Party is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that as between the Indemnifying Party and the Indemnified Party, the claim covered by the Notice of Third Party Claim is subject to Section 6.2 or 6.3, as the case may be, and that the Indemnifying Party will be able to pay the full amount of potential liability in connection with any such claim (including, without limitation, any action, suit or proceeding and all proceedings on appeal or other review which counsel for the Indemnified Party may reasonably consider appropriate) (an "Indemnification Acknowledgment"), then the claim covered by the Notice of Third Party Claim may be defended by the Indemnifying Party, at the sole cost and expense of the Indemnifying Party; provided, however, that the Indemnified Party is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30 day period. However, in the event the Indemnifying Party does not furnish an Indemnification Acknowledgment to the Indemnified Party or does not offer reasonable assurances to the Indemnified Party as to the Indemnifying Party's financial capacity to satisfy any final judgment or settlement, the Indemnified Party may, upon written notice to the Indemnifying Party, assume the defense (with legal counsel chosen by the Indemnified Party) and dispose of the claim, at the sole cost and expense of the Indemnifying Party. Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnified Party shall have the right to employ its own counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's own cost and expense, unless the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnifying Party in connection with the defense of such claim, action, suit or proceeding.

            (c) The Indemnified Party or the Indemnifying Party, as the case may be, who is controlling the defense of the claim, action, suit or proceeding, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit or proceeding. Subject to the Indemnifying Party furnishing the Indemnified Party with an Indemnification Acknowledgment in accordance with Section 6.4(b), the Indemnified Party shall cooperate with the Indemnifying Party and provide such assistance, at the sole cost and expense of the Indemnifying Party, as the Indemnifying Party may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnifying Party with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required. In requesting any such cooperation, the Indemnifying Party shall have due regard for, and attempt to not be disruptive of, the business and day-to-day operations of the Indemnified Party and shall follow the requests of the Indemnified Party regarding any documents or instruments which the Indemnified Party believes should be given confidential treatment.

            (d) The Indemnifying Party shall not make or enter into any settlement of any claim, action, suit or proceeding which the Indemnifying Party has undertaken to defend, without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), unless there is no obligation, directly or indirectly, on the part of the Indemnified Party to contribute to any portion of the payment for any of the losses, the Indemnified Party receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to the Indemnified Party), there is no finding or admission of any violation of law by, or effect on any other claim that may be made against the Indemnified Party and, in the reasonable judgment of the Indemnifying Party, the relief granted in connection therewith is not likely to have a material adverse effect on the Indemnified Party or the Indemnified Party's reputation or prospects. In the event that the Indemnification Acknowledgment is not received by the Indemnified Party, and the defense of any action, claim, suit or proceeding is undertaken by the Indemnified Party, the Indemnified Party will not make or enter into any settlement of such claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

      6.5 Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section
6.4 shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Buyer Damages or Seller Damages, as applicable, incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Buyer Damages or Seller Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with this Agreement. If, within 30 days of receipt of a Claim Notice, the Indemnifying Party fails to provide a written response to the Claim Notice in accordance with this Section 6.4(b), then the Indemnifying Party shall be deemed to have accepted and agreed to pay the Claimed Amount set forth in such Claim Notice up to and only to the extent that the Indemnified Party is actually prejudiced as a result of such failure by the Indemnifying Party to provide a written response, and the Indemnified Party may exercise any and all legal or equitable remedies available to the Indemnified Party under this Agreement or otherwise with respect to such Claimed Amount.

      6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price.

      6.7 Remedies Exclusive. The remedies provided in this Article VI shall be the exclusive remedies of the Parties after the Closing in connection with any breaches by any party of the representations and warranties contained in this Agreement.

                                  ARTICLE VII.

                            Intentionally left blank.

                                 ARTICLE VIII.
                               FURTHER AGREEMENTS

      8.1 Disclosure Generally. The inclusion of any information in the Schedule attached hereto shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to Seller with respect to the Acquired Assets, has or would have a Business Material Adverse Effect, or is outside the ordinary course of business.

      8.2 Further Assurances. At any time and from time to time after the Closing, as and when requested by a Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

      8.3 Transfer Taxes. Seller shall be responsible for and shall pay all of their respective federal and state income taxes arising from the transactions contemplated by this Agreement. Buyer shall be responsible for and shall pay any and all documentary, sales, use, registration, value added, transfer, stamp and similar taxes, fees and costs (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement.

      8.4 Employment.

            (a) Seller acknowledges that, although Buyer has no obligation to hire any of Seller's employees at or after the Closing, Buyer intends to offer employment effective as of the Closing Date to some or all of the MBS Business Employees, which employment shall be on terms and conditions, including provision of salary and benefits, which are comparable, in the aggregate, to similarly situated employees of Buyer (but in no event less favorable to the employees than those terms currently provided by Seller). Buyer shall make its employment offers at least one (1) business day prior to the Closing Date and shall inform Seller of the employees who accept such offer of employment (the "Retained Employees"). Seller shall reasonably cooperate with Buyer's reasonable requests for access to the MBS Business Employees for purposes of making employment offers.

            (b) Buyer agrees that for each Retained Employee it shall give such Retained Employee credit for the lesser of (i) such Retained Employee's actual accrued vacation with Seller as of the Closing Date, or (ii) 40 hours of accrued vacation (collectively, the "Accepted Accrued Vacation") (and that such Accepted Accrued Vacation is included in the Assumed Liabilities hereunder). Prior to or at the Closing, Seller shall pay to each Retained Employee an amount equal to such Retained Employee's accrued vacation as of the Closing Date in excess of 40 hours (which accrued vacation in excess of 40 hours is excluded from the Assumed Liabilities hereunder).

            (c) Whether or not Buyer hires any MBS Business Employees, Seller shall be responsible for all compensation and benefits (including, without limitation, salary, bonus, expense reimbursement, accrued vacation time and sick pay) of the MBS Employees accruing prior to the Closing Date, except as expressly provided in Section 8.4(b). Without limiting the generality of Section 1.1(a)(ii), except as provided in Section 8.4(b), Buyer is not assuming any Liability (i) to any of Seller's MBS Business employees for compensation, expense reimbursement, sick or vacation pay or other benefits, or (ii) under any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or
(iii) under any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, or (iv) under any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, or (v) under any employment agreement.

      8.5 Commission Payments.

      (a) Seller agrees to make all commission payments to the Retained Employees earned, due and payable to such Retained Employees from Seller in accordance with the terms and conditions, including as to time and amount of such payments, of the applicable sales compensation plans in place with respect to such Retained Employees.

      (b) Buyer hereby acknowledges that Seller's obligation to make commission payments after the Closing to any particular Retained Employee in accordance with this Section 8.5 is subject to and triggered by the receipt by Buyer or Seller, as applicable, after the Closing of the accounts receivable to which such commission relates. Accordingly, beginning after the Closing and continuing until the collection by Buyer (or any transfer by Buyer to Seller in accordance with Section 1.2(c)(iv)) of all Included Accounts Receivable relating to any Retained Employee's applicable sales compensation plan, each month Seller shall provide to Buyer a list of open invoices of Included Receivables that are subject to commissions for Retained Employees, and no later than the fifth day of each month Buyer shall deliver to Seller a list of its receipt activity as compared to such open invoices, and Buyer shall notify Seller of the collection by Buyer of any Included Accounts Receivable included on such list of open invoices, the collection of which triggers Seller's obligation to make a commission payment to any Retained Employee. Buyer further agrees that to the extent it fails to notify Seller of any such Included Accounts Receivable collection and if, solely as a result of such failure, Seller is unable to timely make a commission payment to a Retained Employee, Seller shall have no liability to Buyer as a result of such delay including, without limitation, any liability under Article VI hereof, other than the obligation to make such commission payment at such time that Seller learns of its obligation to make such payment.

      8.6 Seller Restrictive Covenants. Seller acknowledges that Buyer and Seller are engaged in a highly competitive industry, that the usual and natural territory of the Business is and has been the United States of America (the "Territory"), and that the value of the Acquired Assets being purchased hereunder would be seriously diminished if Seller were to compete with Buyer in the Territory in violation of the covenants set forth herein. Therefore, Seller covenants that:

            (a) for a period of two years from and after the Closing Date, Seller will not, directly or indirectly, (i) solicit in any manner or provide any MBS Business services or products to any of the Included Clients, or (ii) cause, induce or attempt to cause or induce any such Included Client to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer ("Seller's Customer Non-Solicitation Covenant"); and

            (b) for a period of one year from and after the Closing Date, Seller will not, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by it to employ, any Retained Employee who is then an employee of Buyer or was an employee of Buyer at any time during the prior six (6) months, or in any manner to seek to induce any such Retained Employee to leave his employment with Buyer; and

            (c) for a period of two years from and after the Closing Date, Seller will not, directly or indirectly, engage in any business that competes with the MBS Business as conducted by Buyer as of the Closing Date within the Territory, and Seller shall not become an interested party, as shareholder, director, employee, partner, investor or otherwise, in any such business ("Seller's Non-Competition Covenant").

            (d) Seller acknowledges that the foregoing restrictions are necessary to preserve the value of the Acquired Assets being purchased hereunder, are essential elements of this Agreement and are reasonable notwithstanding the expense or hardship they may impose on it, and Seller agrees that it has received fair and adequate consideration for making such restrictions. Seller agrees that if any of the provisions of this Section 8.6 are or become unenforceable, the remainder of this Section 8.6 shall nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit of hereof. The parties agree and acknowledge that the breach of this Section 8.6 will cause irreparable damage to Buyer and upon breach of any provision of this Section 8.6, Buyer shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that the foregoing remedies shall in no way limit any other remedies which Buyer may have (including, without limitation, the right to seek monetary damages), and in any event, Seller shall be liable for and pay any and all reasonable expenses (including reasonable attorneys' fees and expenses) incurred by the Buyer in successfully enforcing the terms of this Section 8.6. The Parties agree that nothing in this Section 8.6 shall prohibit the Seller from providing any hosting or hosting related services to any clients of Buyer, including any Included Clients.

      8.7 Termination of Seller's Restrictive Covenants.

            (a) Notwithstanding anything to the contrary contained herein, Seller's Non-Competition Covenant (but not Seller's Non-Solicitation Covenant) shall immediately terminate and be of no further force or effect upon an Acquisition of NaviSite. As used

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

herein, "Acquisition" shall mean (i) the sale or transfer by NaviSite of all or substantially all of its assets, (ii) the merger or consolidation of NaviSite with or into another entity, or (iii) the acquisition in a single transaction or series of related transactions by any person or group in which immediately after such transaction the person or group owns or controls greater than fifty percent (50%) of NaviSite's outstanding shares of common stock (other than any transaction by Atlantic Investors, LLC or any of its affiliates).

            (b) Notwithstanding anything to the contrary contained herein including, without limitation, Seller's Non-Solicitation Covenant or Seller's Non-Competition Covenant, Seller shall have the right to acquire any entity, assets or business (through an acquisition of equity interests or assets or a merger, consolidation or similar transaction), that engages in a business that competes with the MBS Business as conducted by Buyer as of the Closing Date within the Territory (the "Acquired MBS Business"), provided that upon such acquisition, Buyer shall have a right to purchase from Seller the Acquired MBS Business or the particular assets of the Acquired MBS Business that cause such business to compete with the MBS Business as conducted by Buyer as of the Closing Date within the Territory (the "Buyer Purchase Option"). Buyer shall notify Seller in writing promptly after the consummation of any acquisition of an Acquired MBS Business. Buyer must exercise the Buyer Purchase Option within sixty (60) days of its receipt of written notice of the closing of Seller's acquisition of the Acquired MBS Business, by delivering to Seller during such sixty (60) day period written notice of its irrevocable election. If Buyer elects to exercise the Buyer Purchase Option, Buyer and Seller shall negotiate and work together in good faith for the twenty (20) consecutive days after such election date to determine a purchase price for the Acquired MBS Business. Upon Buyer and Seller reaching agreement with respect to the purchase price, Buyer and Seller shall work in good faith to complete the sale of the Acquired MBS Business to Buyer as promptly as reasonably practicable, but in no event later than sixty (60) days after such agreement.

            (c) If Seller and Buyer are unable to agree upon a purchase price for the Acquired MBS Business during such twenty-day period, Buyer and Seller will jointly select an independent appraisal firm mutually acceptable to Buyer and Seller to resolve the disputed items and make a final determination of the purchase price for the Acquired MBS Business. Such determination will be made in writing within fifteen (15) days after such selection and will be final, conclusive and binding upon the parties. Buyer and Seller each agree to execute, if requested by the independent appraisal firm, an engagement letter reasonably satisfactory to Buyer and Seller. The fees, costs and expenses of the independent appraisal firm so selected will be borne 50% by Buyer and 50% by Seller.

            (d) If Buyer does not exercise the Buyer Purchase Option, Seller shall be obligated to, within one hundred eighty (180) days of the expiration of the sixty (60) day option period, either (i) divest itself of the Acquired MBS Business or of the specific assets or portion of the Acquired MBS Business that compete with the MBS Business as conducted by Buyer within the Territory on the Closing Date, or (ii) cause such Acquired

MBS Business to cease engaging in a business that competes with the MBS Business as conducted by Buyer within the Territory on the Closing Date until after the second anniversary of the date hereof.

      8.8 Buyer Restrictive Covenants. Buyer covenants that:

            (a) for a period of two years from and after the Closing Date, Buyer will not, directly or indirectly, (i) solicit in any manner or provide any hosting services or products or hosting related services or products to any customers of Seller, including the Included Clients, or (ii) cause, induce or attempt to cause or induce any such customer of Seller, including the Included Clients, to cease doing business with Seller, to deal with any competitor of Seller or in any way interfere with its relationship with Seller; and

            (b) for a period of one year from and after the Closing Date, Buyer will not, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by it to employ, any employee who is then an employee of Seller or was an employee of Seller at any time during the prior six (6) months (other than the Retained Employees), or in any manner to seek to induce any such employee of Seller (other than the Retained Employees) to leave his employment with Seller.

      8.9 Hosting Agreement. At the Closing, Buyer and Seller shall enter into an Exclusive Hosting Referral Agreement, in substantially the form attached hereto as Exhibit F (the "Hosting Agreement").

      8.10 Confidentiality. Except for necessary disclosure to such party's directors, officers, employees, counsel, accountants, bankers and other agents or as may be necessary in connection with the enforcement of this Agreement or as may be required by applicable laws (including applicable federal and state securities laws), each Party shall keep the provisions of this Agreement confidential both prior and subsequent to the Closing Date.

      8.11 Payments Received After Closing. If at any time Seller receives any payments from any customers of the MBS Business that were included in the Acquired Assets for items that are not included in the Included Accounts Receivable and that were billed by Seller prior to the Closing for services that Buyer is obligated to provide after the Closing, then Seller shall promptly remit such payments to Buyer.

                                   ARTICLE IX.
                                  MISCELLANEOUS

      9.1 Press Releases and Announcements. Except as is otherwise required by law, no Party shall issue (and each Party shall cause its affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party.

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

      9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person (including with respect to any employee or former employee of Seller, Buyer or any of their affiliates, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns.

      9.3 Entire Agreement. This Agreement (including the documents and agreements to be delivered in connection with this Agreement) constitutes the entire agreement between Buyer, on the one hand, and Seller, on the other hand. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller, on the other hand, whether written or oral, with respect to the subject matter hereof.

      9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

      9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one business day after it is sent by (a) a reputable courier service guaranteeing delivery within one business day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

If to Seller:                          Copy to:

NaviSite, Inc.                           Browne Rosedale & Lanouette LLP
400 Minuteman Road                       31 St. James Avenue, Suite 850
Andover, MA 01810                        Boston, MA 02116
Telecopy: 978-946-7803                   Telecopy: (617) 399-6930
Attention: Chief Financial Officer       Attention: Thomas B. Rosedale

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

If to Buyer:                             Copy to:

Navint Consulting, LLC                   Harter, Secrest & Emery LLP
1173 Pittsford-Victor Road               1600 Bausch & Lomb Place
Suite 220                                Rochester, NY 14604
Pittsford, NY 14534                      Telecopy: (585) 232-2152
Telecopy: (585) 383-4111                 Attn: James M. Jenkins, Esq.
Attention: Martin G. Glavin

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

      9.9 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      9.11 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      9.12 Submission to Jurisdiction. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in Monroe County, New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

      9.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      9.15 Facsimile Signature. This Agreement may be executed by facsimile signature.

                                    * * * * *

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

      IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                            LEXINGTON ACQUISITION CORP.

                                            By: /s/ Arthur Becker
                                                Arthur Becker
                                                Chief Executive Officer

                                            NAVISITE, INC.

                                            By: /s/ Arthur Becker
                                                Arthur Becker
                                                Chief Executive Officer

                                            NAVINT CONSULTING, LLC

                                            By: /s/ Martin G. Glavin
                                                Martin G. Glavin
                                                Managing Director

                                       29